SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 03/31/2005
FILE NUMBER 811-2731

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class            $ 24,315
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Investment Class       $  1,827
              Personal Investment Class      $     70
              Cash Management Class          $  7,901
              Reserve Class                  $     39
              Resource Class                 $  2,708

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class            $000.0123
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Private Investment Class       $000.0098
              Personal Investment Class      $000.0068
              Cash Management Class          $000.0115
              Reserve Class                  $000.0038
              Resource Class                 $000.0107

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class            2,117,040
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Investment Class         196,606
              Personal Investment Class         10,874
              Cash Management Class            725,130
              Reserve Class                      9,306
              Resource Class                   289,624

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                 $    1.00
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Private Investment Class       $    1.00
              Personal Investment Class      $    1.00
              Cash Management Class          $    1.00
              Reserve Class                  $    1.00
              Resource Class                 $    1.00